Exhibit 99.1

[VIVUS LETTERHEAD]

For More Information:

Investors contact: Matt Clawson
(949) 474-4300 or matt@allencaron.com

Media: Nathan Kaiser
(415) 318-4235 or kaisern@fleishman.com

FOR RELEASE APRIL 29, 2004, 8:00AM EST

VIVUS Reports First Quarter Financial Results

MOUNTAIN VIEW, Calif. (April 29, 2004) — VIVUS, Inc. (Nasdaq NM: VVUS), a specialty pharmaceutical company focused on the research, development and commercialization of products to restore sexual function in men and women, today announced its financial results for the three months ended March 31, 2004.

For the three months ended March 31, 2004, VIVUS reported a net loss of ($10.9) million or ($0.29) net loss per share on total sales of $1.9 million, compared to a net loss of ($3.2) million or ($0.10) net loss per share on total sales of $4.3 million, for the three months ended March 31, 2003. A decrease in sales in the first quarter was anticipated as wholesale customers ordered large quantities of MUSE® (alprostadil urethral suppository) in the fourth quarter of 2003, anticipating a first quarter 2004 price increase. The company believes this ordering pattern resulted in unusually high fourth quarter 2003 sales and unusually low first quarter 2004 sales.

Gross profits for the quarter were impacted by the product mix between U.S. sales and international sales and by the fixed costs of manufacturing related to excess manufacturing capacity at the company’s New Jersey facility. The net loss included approximately $5.0 million of charges for licensing and milestone payments associated with three of the company’s four late-stage development programs in the pipeline.

“Clinical and strategic activities picked up significantly at VIVUS in the first quarter of 2004,” said VIVUS chief financial officer Larry J. Strauss. “While sales of our MUSE product were impacted by order timing among U.S distributors, in-licensing activity and clinical achievements in the period were at historic highs as we doubled the size of our drug pipeline in the quarter.”

Research and development expenses for the three months ended March 31, 2004 were $7.7 million versus $2.3 million for the first quarter of 2003. During the first quarter of 2004, VIVUS entered into exclusive licensing agreements with Acrux Limited under which VIVUS will develop and commercialize a testosterone spray for the treatment of low sexual desire in women and an estradiol spray for the alleviation of the symptoms of menopause. VIVUS reported approximately $3.0 million of licensing fees incurred under the terms of these agreements. Approximately $1.3 million of these licensing fees will be paid in September 2004 ($250,000) and June 2005 ($1.0 million). In addition, during the first quarter, VIVUS initiated a phase 2 clinical trial for avanafil, VIVUS oral phosphodiesterase type 5 (PDE5) inhibitor for the treatment of erectile dysfunction (ED). Under the terms of VIVUS’ 2001 agreement with Tanabe Seiyaku Co., LTD., (Tanabe) a Japanese pharmaceutical company, VIVUS recorded a $2.0 million milestone obligation to Tanabe. The payment of this milestone will be made in March 2006.

At March 31, 2004, VIVUS had cash, cash equivalents and available-for-sale securities of $44.4 million, as compared to $48.3 million at December 31, 2003. Net cash used during the quarter was $3.9 million.

Conference Call
As previously announced, VIVUS will host a conference call to review the financial results and operational progress today at 11:00 a.m. Eastern Time. The dial-in number for the call is (877) 660-0983. The international dial-in number is (706) 679-5921. The live web cast and two-week archive of the call can be accessed at www.vivus.com A telephone replay of the conference call will be available for 24 hours beginning April 29, 2004 at approximately 12:30 p.m. Eastern Time by dialing (800) 642-1687 domestically, or (706) 645-9291 Internationally and entering reservation number 6907319.

About VIVUS

VIVUS is a specialty pharmaceutical company focused on research, development and commercialization of products to restore sexual function. In addition to currently marketed therapies, VIVUS has a strong pipeline that includes both new and existing chemical compounds that can be developed to address unmet medical needs. VIVUS’ business strategy applies the Company’s scientific and medical expertise to identify, develop and commercialize therapies that restore sexual function. For more information, please visit the Company's Web site at: www.vivus.com.

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words such as “anticipate”, “believe”, “forecast”, “estimated” and “intend”, among others. These forward-looking statements are based on VIVUS’ current expectations and actual results could differ materially. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, substantial competition; uncertainties of patent protection and litigation; reliance on sole source suppliers; limited sales and marketing efforts and dependence upon third parties; risks related to the development of innovative products; and risks related to failure to obtain FDA clearances or approvals and noncompliance with FDA regulations. As with any pharmaceutical under development, there are significant risks in the development, regulatory approval and commercialization of new products. There are no guarantees that future clinical studies discussed in this press release will be successful or that any product will receive regulatory approval for any indication or prove to be commercially successful. VIVUS does not undertake an obligation to update or revise any forward-looking statement.

Investors should read the risk factors set forth in VIVUS’ Form 10-K for the year ended December 31, 2003 and periodic reports filed with the Securities and Exchange Commission.

Financial Tables Follow

VIVUS, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended

	March 31	March 31
	2004	2003

	(unaudited)	(unaudited)
Revenue
US product, net	$572	$3,391
International product	1,370	878

Total revenue	1,942	4,269

Cost of goods sold	2,280	2,784

Gross profit	(338)	1,485

Operating expenses:
Research and development	7,721	2,284
Selling, general and administrative	3,008	2,572

Total operating expenses	10,729	4,856

Loss from operations	(11,067)	(3,371)

Interest and other income	171	180

Loss before income taxes	(10,896)	(3,191)

Provision for income taxes	(3)	—

Net loss	$(10,899)	$(3,191)

Net loss per share:
Basic	$(0.29)	$(0.10)

Diluted	$(0.29)	$(0.10)

Shares used in per share computation
Basic	37,881	33,011

Diluted	37,881	33,011

VIVUS, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amount)

	March 31	December 31
	2004	2003*

	(unaudited)
Current assets:
Cash and cash equivalents	$4,081	$13,097
Available-for-sale securities	34,460	21,488
Accounts receivable	680	2,623
Inventories	3,415	3,109
Prepaid expenses and other assets	1,036	1,108

Total current assets	43,672	41,425
Property and equipment	7,756	8,220
Restricted cash	3,324	3,324
Available-for-sale securities, non-current	5,841	13,763

Total assets	$60,593	$66,732

Current liabilities:
Accounts payable	$4,056	$2,917
Accrued and other liabilities	8,357	8,409

Total current liabilities	12,413	11,326
Notes payable	316	—
Accrued and other long-term liabilities	6,843	4,171

Total liabilities	19,572	15,497

Stockholders’ equity:
Common stock; $.001 par value; shares
authorized 200,000; shares outstanding -
December 31, 2004 37,996;
December 31, 2003 37,788;	38	38
Additional paid-in capital	152,790	152,093
Accumulated other comprehensive income	52	64
Accumulated deficit	(111,859)	(100,960)

Total stockholders’ equity	41,021	51,235

Total liabilites and stockholder’s equity	$60,593	$66,732

*	The Condensed Consolidated Balance Sheet at December 31, 2003 has been derived from the Company's audited financial statements at that date.

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